Exhibit 21

SUBSIDIARIES OF MULTI-COLOR CORPORATION

Subsidiary	Jurisdiction of Incorporation	Ownership Percentage
Multi-Color Argentina S.A.	Argentina	100%
Collotype BSM Labels Pty Ltd	Australia	100%
Collotype International Holdings Pty Limited	Australia	100%
Collotype iPack Pty Limited	Australia	100%
Collotype Labels International Pty Limited	Australia	100%
Graphix Labels and Packaging Pty Ltd	Australia	100%
Labelmakers Wine Division Pty Limited	Australia	100%
Magnus Donners Pty Limited	Australia	100%
Multi-Color (Barossa) Pty Ltd	Australia	100%
Multi-Color (Griffith) Pty Ltd	Australia	100%
Multi-Color (QLD) Pty Ltd	Australia	100%
Multi-Color (SA) Pty Ltd	Australia	100%
Multi-Color (WA) Pty Ltd	Australia	100%
Multi-Color Australia Acquisition Pty Limited	Australia	100%
Multi-Color Australia Finance Pty Limited	Australia	100%
Multi-Color Australia Holdings Pty Limited	Australia	100%
Multi-Color Corporation Australia Pty Ltd	Australia	100%
MCC Labels Australia Holdings Pty. Ltd.	Australia	100%
MCC Labels Australia Pty. Ltd.	Australia	100%
Cunamara Investments Pty Ltd.	Australia	100%
Multi-Color (Victoria) Pty Ltd	Australia	100%
Haendler et Natermann Benelux SPRL/BVBA	Belgium	100%
Verstraete in mould labels N.V.	Belgium	100%
Multi-Color Montreal Canada Corporation	Canada	100%
Multi-Color Canada (Quebec) Corporation	Canada	100%
CM Holdings Ltd.	Cayman	100%
MCC Investments Chile Ltd	Chile	100%
Multi-Color Chile S.A.	Chile	100%
Collotype Labels Chile SA	Chile	100%
Multi-Color Packaging Printing (Guangzhou) Co., Ltd.	China	100%
Multi-Color Packaging Materials (Taicang) Co., Ltd	China	100%
Multi-Color Finance Cyprus Ltd	Cyprus	100%
MCC Libourne	France	100%
MCC Lyon France SAS	France	100%
MCC Montagny France SAS	France	100%
MCC Port-Sainte-Foy France SAS	France	100%
MCC Saint-Emilion France SAS	France	100%
Multi Color France Holding SAS	France	100%
GEWA France SAS	France	100%
MCC France F&B	France	100%
MCC Nantes France SAS	France	100%
MCC Ablis France SAS	France	100%
MCC Vittel France SAS	France	100%

Multi-Color Germany Holdings GmbH	Germany	100%
GEWA Etiketten GmbH	Germany	100%
Multi-Color Heiligenstadt Germany GmbH	Germany	100%
Multi-Color Hann. Muenden Germany GmbH	Germany	100%
Spear Limited	Great Britain	100%
Multi-Color Cwmbran UK Limited	Great Britain	100%
SGH (No. 2) Ltd.	Great Britain	100%
Spear Group Holdings Ltd.	Great Britain	100%
PT Multi Color Jakarta Indonesia	Indonesia	100%
PT. Pemara Labels Indonesia	Indonesia	100%
HM Investments Limited	Ireland	100%
New Era Packaging Ireland Limited	Ireland	100%
Tandheapley Holdings Limited	Ireland	100%
Collotype Labels Ireland Limited	Ireland	100%
Multi-Color Labels Castlebar Ireland Limited	Ireland	100%
Multi-Color Labels Ireland Limited	Ireland	100%
Multi-Color Labels Roscommon Ireland Limited	Ireland	100%
New Era Packaging Holdings Limited	Ireland	100%
Centro Stampa Holding S.r.l.	Italy	100%
Multi Color Italian Holding S.r.l.	Italy	100%
Multi-Color Italia Piemonte S.r.l.	Italy	100%
Italstereo Resin Labels S.r.l.	Italy	100%
Multi Color—Italia S.p.A.	Italy	100%
TP Kenya Limited	Kenya	100%
Super Box (Malaysia) Sdn Bhd	Malaysia	100%
MCC Labels (Kuala Lumpur) Sdn. Bhd.	Malaysia	100%
MCC Labels (Penang) Sdn. Bhd.	Malaysia	100%
MCC Labels Asia Sdn Bhd	Malaysia	100%
MCC Labels Enterprise (Penang) Sdn. Bhd.	Malaysia	100%
MCC Labels Industries (Kuala Lumpur) Sdn. Bhd	Malaysia	100%
Super Labels Sdn Bhd	Malaysia	100%
Zenith Action Sdn Bhd	Malaysia	100%
Zenith Pioneer (M) Sdn Bhd	Malaysia	100%
MCC Labels (Rawang) Sdn. Bhd.	Malaysia	100%
MCC Labels (Balakong) Sdn Bhd	Malaysia	100%
MCC Shared Service Centre Sdn Bhd	Malaysia	100%
Multi Color Global Label S.A. de C.V.	Mexico	100%
Multi-Color Label Corporation Mexico S.A. de C.V.	Mexico	100%
GPC III Packaging Holdings Mexico, S. de R.L. de C.V.	Mexico	100%
Grafo Regia S. de R.L. de C.V.	Mexico	100%
MCC Mexico 3 Holding B.V.	Netherlands	100%
MCC Mexico 4 Holding B.V.	Netherlands	100%
MCC European Treasury Center B.V.	Netherlands	100%
GPC III B.V.	Netherlands	100%

Multi-Color (New Zealand) Pty. Limited	New Zealand	100%
MCC Labels (Manila) Philippines, Inc.	Philippines	100%
Pemara Labels (Philippines), Inc.	Philippines	100%
Multi-Color Warsaw Poland S.A.	Poland	100%
Multi-Color Corporation Cluj Napoca SRL	Romania	100%
Multi-Color Scotland 1, LP	Scotland	100%
John Watson (Holdings) Ltd	Scotland	100%
Labelgraphics (Holdings) Ltd	Scotland	100%
Labelgraphics (Scotland) Ltd	Scotland	100%
MCC Scotland Holdings Ltd.	Scotland	100%
Multi-Color Clydebank Scotland Limited	Scotland	100%
Multi-Color Glasgow Scotland Limited	Scotland	100%
Spearsystem Packaging Asia Pte. Ltd.	Singapore	100%
Pemara Asia Holdings Pte. Ltd.	Singapore	100%
MCC Label Durban South Africa (Pty) Ltd	South Africa	100%
MCC Label Paarl South Africa (Pty) Ltd	South Africa	100%
Spearsystem Packaging (Africa) Proprietary Limited	South Africa	74.9%
Multi-Color Haro Spain, S.L.	Spain	100%
Haendler & Natermann Iberica S.L.U.	Spain	100%
Q Label Holding Sarl	Switzerland	100%
Multi-Color Suisse S.A.	Switzerland	100%
TP Label Limited	Tanzania	100%
Multi-Color (Thailand) Co., Ltd.	Thailand	100%
Multi-Color Daventry England Ltd	United Kingdom	100%
Multi-Color Stevenage England Limited	United Kingdom	100%
Multi-Color UK 1 LP	United Kingdom	100%
Multi-Color UK Holdings 1 LP	United Kingdom	100%
Multi-Color UK Holdings 2 Limited	United Kingdom	100%
Cameo Sonoma Limited	USA (California)	100%
Collotype Labels USA Inc.	USA (California)	100%
Chilean Label Corp Holdings, LLC	USA (Delaware)	100%
LabelCorp Holdings, Inc	USA (Delaware)	100%
LabelCorp International LLC	USA (Delaware)	100%
M Acquisition, LLC	USA (Delaware)	100%
Multi-Color Australia, LLC	USA (Delaware)	100%
Adhesion Intermediate Holdings, Inc.	USA (Delaware)	100%
MCC-Finance 2 LLC	USA (Delaware)	100%
MCC-Finance LLC	USA (Delaware)	100%
LabelCorp Management, Inc.	USA (Delaware)	100%
LSK Label, LLC	USA (Delaware)	100%
Asheville Acquisition Corporation LLC	USA (Delaware)	100%
Industrial Label Corporation	USA (Delaware)	100%
PSC Acquisition Company, LLC	USA (Delaware)	100%
York Tape & Label, LLC	USA (Delaware)	100%

Multi-Color US Holdings, LLC	USA (Delaware)	100%
Precision Printing and Packaging, Inc.	USA (Delaware)	100%
Verstraete in mould labels USA Inc.	USA (Delaware)	100%
Laser Graphic Systems, Incorporated	USA (Kentucky)	100%
MCC-Norway, LLC	USA (Michigan)	100%
Gardoc, Inc.	USA (New Hampshire)	100%
MCC-Troy, LLC	USA (Ohio)	100%
MCC-Uniflex, LLC	USA (Ohio)	100%
MCC Mexico Holdings 2 LLC	USA (Ohio)	100%
MCC-Mexico Holdings 1 LLC	USA (Ohio)	100%
MCC-Dec Tech, LLC	USA (Ohio)	100%
MCC-Batavia, LLC	USA (Ohio)	100%
MCC-Norwood, LLC	USA (Ohio)	100%
MCC-Wisconsin, LLC	USA (Ohio)	100%
Spear USA, Inc.	USA (Ohio)	100%
Southern Atlantic Label Co., Inc.	USA (Virginia)	100%
Multi-Color Vietnam Company Ltd.	Vietnam	100%